Blucora, Inc. 8-K

Exhibit 99.1

BLUCORA TO BECOME AVANTAX, A PURE-PLAY LEADING U.S. INDEPENDENT BROKER-DEALER AND INVESTMENT ADVISOR THAT PROVIDES TAX-FOCUSED WEALTH MANAGEMENT SOLUTIONS

Has Entered Into Definitive Agreement to Sell Tax Software Business for $720 Million in Cash

Company to Use Proceeds to Pay Down Debt and Return Excess Capital to Shareholders

Company to Streamline Operations and Rebrand as Avantax after the Closing of the TaxAct Transaction

Blucora to Host Conference Call Today at 8:30 a.m. ET

DALLAS, November 1, 2022 – Blucora, Inc. (“Blucora” or the “Company”) (NASDAQ: BCOR) today announced that it has agreed to sell TaxAct, its tax software business. Under the terms of the transaction, an affiliate of Cinven will purchase TaxAct for $720 million in cash, subject to adjustment. The transaction is expected to close by the end of 2022.

“The TaxAct transaction and value it will deliver to shareholders are the direct result of our team’s significant efforts to provide customers with the best full-featured value offering in the tax software space. TaxAct’s accomplishments over the past few years have been remarkable. NPS scores and retention rates have increased as we have invested in product and customer care enhancements, inclusive of free access to tax experts. This, coupled with strong marketing and partnership execution, has enabled the business to deliver strong financial performance and return to growing market share,” said Chris Walters, President and Chief Executive Officer. “We believe that Cinven will provide the business and its talented team the opportunity to continue to serve customers and grow revenue as a more scaled software-only business,” he added.

Following completion of the transaction, Blucora will rebrand as Avantax and focus on its success in providing tax-focused wealth management through its independent broker dealer (IBD), Avantax Wealth Management, and its employee-based registered investment advisor (RIA), Avantax Planning Partners.

As a pure-play wealth management company, Blucora will streamline its operations and cost structure, allowing the wealth business to invest further in areas that will generate strong revenue growth and expand its margins. Overall, the Company is expected to benefit from:

•	A capital structure well-suited to invest in high-return initiatives, including:
o	Building upon its successful recruiting efforts to attract new assets, Financial Professionals and accounting firms;
o	Growing its RIA through on-platform firm acquisitions; and
o	Creating best-in-class technology tools to meet the needs of financial professionals and clients.
•	Enhanced returns on assets (ROAs) in a rising rate environment.

The Company will continue to execute its differentiated tax-focused wealth management strategy that has delivered impressive results over the last few years including:

•	Dramatically increased Financial Professional satisfaction;
•	Exceptionally high production retention rates;
•	Multiple quarters of positive net flows; and
•	Sustained shifts toward advisory assets and its higher-margin employee-based RIA.

“Completing this transaction will allow us to return significant capital to our shareholders and enable us to focus on our wealth management business and its extraordinary community of Financial Professionals and accounting firms. Avantax has grown significantly over the last four years, and we are confident in our ability to deliver holistic, tax-focused financial planning and investment solutions, while also generating superior returns for shareholders,” said Walters.

Over the medium term, Blucora expects its pure-play broker-dealer and wealth management solutions business will achieve:

•	8.5% to 11% organic revenue CAGR;
•	Strong positive net flows; and
•	Adjusted EBITDA margins in 16-18% range

“The decision to focus the Company on its wealth business and monetize the value of TaxAct reflects Blucora’s disciplined stewardship of shareholder capital. Closing this transaction will enable the Company to immediately pay down debt and return excess capital to shareholders, allowing Blucora to continue investing into Avantax to fuel organic growth,” said Georganne Proctor, Blucora’s Chair of the Board.

The transaction is subject to customary closing conditions and regulatory approvals. The closing of the transaction is not subject to any financing condition. Blucora expects the transaction to deliver after-tax net cash proceeds of approximately $620 million.

Blucora will host a conference call at 8:30 a.m. Eastern Time today to discuss the transaction, its strategic transformation, third quarter results and its outlook for full year 2022. This call will be webcast and can be accessed within the Investor Relations section of the Blucora corporate website at www.blucora.com.

Advisors

Centerview Partners LLC and PJT Partners are acting as financial advisors and Haynes and Boone, LLP and Sidley Austin LLP are serving as legal advisors to Blucora.

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is a provider of data and technology-driven solutions that empower people to improve their financial wellness. Blucora operates in two segments (i) wealth management, through its Avantax Wealth Management and Avantax Planning Partners brands, with a collective $72.6 billion in total client assets as of September 30, 2022, and (ii) tax software, through its TaxAct business, a tax software company with over 3 million consumer users and approximately 21,000 professional users in 2022. For more information on Blucora, visit www.blucora.com.

About Avantax Wealth Management®

Avantax Wealth Management® offers a tax-advantaged approach for comprehensive financial planning. Avantax’s Tax-Smart approach helps clients leverage taxes to create financial growth opportunities. Most financial companies treat taxes as an afterthought, or not at all, even though taxes are one of life’s most complex and costly expenses. Avantax technology, tax and wealth management insights are used by Avantax Financial Professionals to uncover and tailor opportunities across their clients’ financial lifecycles to help enable better long- term outcomes. The wealth management segment of Blucora, Inc. (NASDAQ: BCOR), which includes the Avantax Wealth Management® and Avantax Planning Partners℠ brands, had a collective $72.6 billion in total client assets as of September 30, 2022. For more information, please visit us at www.avantax.com or on LinkedIn and Facebook.

About Avantax Planning Partners℠

Avantax Planning Partners℠ is an employee-based RIA (registered investment advisor), insurance agency, and wealth management business that partners with CPA firms to provide their consumer and small-business clients with holistic financial planning and advisory services, as well as retirement plan solutions through Avantax Retirement Plan Services. Avantax Planning Partners and CPA firms help clients pursue their financial goals through strategies such as asset management, estate planning, retirement planning, tax planning, risk management and more. The wealth management segment of Blucora, Inc. (NASDAQ: BCOR), which includes the Avantax Planning Partners℠ and Avantax Wealth Management® brands, had a collective $72.6 billion in total client assets as of September 30, 2022. For more information, please visit us at www.avantax.com or on LinkedIn and Facebook.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the anticipated timing of the consummation of the sale of our tax software business (the “TaxAct Sale”), the expected benefits of the TaxAct Sale, the plan for Blucora to change its name to Avantax, the anticipated business strategy and corporate focus of Blucora following consummation of the TaxAct Sale, the expected benefits of operating as a pure-play wealth management company following consummation of the TaxAct Sale, the expected after-tax proceeds from the TaxAct Sale and the intended use of such proceeds, and the expected revenue and client asset growth rate and expected EBITDA margins for the wealth management business following the consummation of the TaxAct Sale. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook,” and similar terms and expressions, but the absence of these words does not mean that the statement is not forward-looking. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively compete within our industries; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to attract and retain financial professionals, employees, clients, and customers, as well as our ability to provide strong customer/client service; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; any downgrade of the Company’s credit ratings; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties, or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties, or disgorgement, associated with our business being subjected to regulatory inquiries, investigations, or initiatives, including those of the Financial Industry Regulatory Authority, Inc. and the Securities and Exchange Commission (the “SEC”); risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our ability to retain employees and acquired client assets following acquisitions; any compromise of confidentiality, availability or integrity of information, including cyberattacks; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; political and economic conditions and events that directly or indirectly impact the wealth management and tax software industries; the impact of the continuing COVID-19 pandemic on our results of operations and our business, including the impact of the resulting economic and market disruption, the extension of tax filing deadlines and other related government actions, and changes in customer behavior related to the foregoing; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; risks related to goodwill and acquired intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; the seasonality of our business; our assessments and estimates that determine our effective tax rate; our ability to protect our intellectual property and the impact of any claim that we infringed on the intellectual property rights of others; disruptions to our business and operations resulting from our TaxAct Sale agreement (or the announcement thereof); our inability to successfully close the TaxAct Sale in a timely manner or at all due to the failure to satisfy the conditions precedent to the consummation of the transaction, including, without limitation, the receipt of regulatory approval; our failure to realize the expected benefits of the TaxAct Sale if it does close; our inability to return capital to stockholders in the amount anticipated if we are unable to secure financing on desirable terms after the consummation of the TaxAct Sale; and the effects on our business of actions of activist stockholders. A more detailed description of these and certain other factors that could affect actual results is included in Blucora’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC and reflect our good faith beliefs, assumptions, and expectations but are not guarantees of future performance or events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investors:

Dee Littrell

Investor Relations

(972) 870-6463

ir@blucora.com

Media:

Gagnier Communications

Dan Gagnier

(646) 569-5897

blucora@gagnierfc.com